UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2017

Adeptus Health Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36520 (Commission File Number)	46-5037387 (IRS Employer Identification No.)

2941 Lake Vista Drive Lewisville, Texas (Address of principal executive offices)	75067 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 899-6666

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03                                           Bankruptcy or Receivership

As previously reported by Adeptus Health Inc. (the “Company”), on April 19, 2017, the Company and its subsidiaries (such subsidiaries, together with the Company, the “Debtors”) filed voluntary petitions (collectively, the “Petitions” and, the cases thereby, the “Bankruptcy Cases”) with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”) for reorganization relief under chapter 11 of title 11 of the United States Code. The cases were consolidated for administrative purposes only under Case No. 17-31432.

On September 29, 2017, the Bankruptcy Court entered an order (the “Confirmation Order”), attached hereto as Exhibit 99.1, confirming the Debtors’ Third Amended Joint Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”), attached hereto as Exhibit 99.2.  The Plan became effective on October 2, 2017 (the “Effective Date”).

Summary of the Material Features of the Plan

The following is a summary of the material features of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Confirmation Order and the Plan, which are attached hereto as Exhibit 99.1 and Exhibit 99.2 and incorporated by reference herein.

The Plan implements extensive negotiations that have occurred between the Debtors and various parties,  including Deerfield Management Company, L.P. and certain funds advised by Deerfield Mgmt, L.P. (collectively, the “Deerfield Parties”).

Pursuant to and subject to the terms of the Plan, on the Effective Date of the Plan:

•                  The lenders party to the Senior Secured Super-Priority Debtor-in-Possession Credit Agreement (the “DIP Lenders”) and the Deerfield Parties (as to their secured claims under the Prepetition Credit Agreement (the “Deerfield Secured Claims”)) each received their pro rata share of 100% of the new equity interests of Adeptus Health LLC (“Reorganized Adeptus”);

•                  All existing facility leases with affiliates of MPT Operating Partnership, L.P. (“MPT”) were assumed and, in accordance with section 365(b) of the Bankruptcy Code, all cure amounts due and owing to the MPT lessors under such leases shall be paid;

•                  Holders of allowed lease rejection claims, allowed medical malpractice claims and allowed general unsecured claims, including the portion of the claims of the Prepetition Senior Secured Lenders under the Prepetition Credit Agreement that is in excess of the Deerfield Secured Claims (the “Deerfield Deficiency Claims”) shall each receive distributions from a litigation trust to be established pursuant to the Plan for the purpose of pursuing causes of action of the Debtors against third parties;

•                  All existing equity interests in the Company (including, without limitation, outstanding shares of the Company’s Series A Preferred Stock, Class A common stock and Class B common stock and options to purchase its Class A common stock) and Adeptus Health LLC (other than the equity interests therein held by the Company) have been cancelled; provided, that such cancellation shall not impact the rights of the holders of the Company’s Series A Preferred Stock and Class A common stock to receive distributions under the Plan;

•                  Holders of Class A common stock shall have the option to receive their pro rata share of the Deerfield Parties’ recovery on account of the Deerfield Deficiency Claims in exchange for releasing the “Released Parties” (as defined in the Plan).  Holders of Class A common stock will receive notice of the ability to opt out of such releases (and not receive any potential distributions under the Deerfield Deficiency Claims).  Any holder who wishes to opt out of such releases must return such notice pursuant to the instructions set forth therein.  If a holder wishes to grant such releases and to receive any potential distributions under the Deerfield Deficiency Claims, no additional action will be needed; and

•                  The Company is dissolved pursuant to the terms of the Plan and the Company will file a Certificate of Dissolution with the Secretary of State of the State of Delaware to formally extinguish the Company’s corporate existence with the State of Delaware.

On the Effective Date, Reorganized Adeptus is no longer a publicly held company and is a privately-held company.  It is expected that Reorganized Adeptus will be capitalized by the Deerfield Parties through equity investments or, if determined by the Deerfield Parties in their sole discretion, debt financing.

The Company will file, on the Effective Date, a Certification and Notice of Termination of Registration on Form 15 with the Securities and Exchange Commission to terminate the registration of its securities under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Upon filing the Form 15, the Company will immediately cease filing any further periodic or current reports under the Exchange Act.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Confirmation Order, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference and the Plan, a copy of which is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Share Information

Prior to the confirmation of the Plan, 20,560,365 shares of the Class A common stock, $0.01 par value per share, of the Company were issued and outstanding.  No shares of common stock of the Company are reserved for future issuance in respect of claims and interests filed and allowed under the Plan or otherwise. As of the Effective Date of the Plan, all equity interests in the Company will be cancelled and will have no value.

Assets of the Debtors

As of July 31, 2017, the Debtors’ total assets were approximately $417.1 million and total liabilities were approximately $646.8 million. This financial information has not been audited or reviewed by the Company’s independent registered public accounting firm and may be subject to future reconciliation or adjustments. This information should not be viewed as indicative of future results.

Item 9.01                                           Financial Statements and Exhibits

Exhibit No.	Description

99.1	Order Confirming Debtors’ Third Amended Joint Plan of Reorganization
99.2	Debtors’ Third Amended Joint Plan of Reorganization

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adeptus Health Inc.
(Registrant)

	By:	/s/ Frank R. Williams, Jr.
	Name:	Frank R. Williams, Jr.
	Title:	Chief Financial Officer

October 2, 2017